C0000000230 | M

104598

Number

00000000

Shares

*****0**********

******0*********

*******0********

********0*******

*********0******

Greenbrook TMS Inc.

INCORPORATED UNDER THE ONTARIO BUSINESS CORPORATIONS ACT

THIS CERTIFIES THAT

SPECIMEN

CUSIP 393704101

ISIN CA3937041018

IS THE REGISTERED HOLDER OF

****0****

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

Greenbrook TMS Inc.

A transfer of shares represented by this certificate will not be registered except upon surrender of this certificate duly endorsed by the appropriate person or accompanied by a properly executed transfer.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by its duly authorized officers.

SAMPLE

Dated: Sep 04, 2020

PRESIDENT & CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

VOID

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Toronto, ON.

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	as tenants in common	(Name) CUST (Name) UNIF	(Name) as Custodian for (Name) under the
TEN ENT	as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____
Insert name and address of transferee

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____
the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED ____________________ ____________________ ____________________

Signature of Shareholder

Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP) The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed"

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SECURITE



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PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.